UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 16, 2010

Keryx Biopharmaceuticals, Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
 (Address of Principal Executive Offices)

(212) 531-5965
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2010, Joseph Feczko, M.D., was appointed to the Board of Directors (the “Board”) of Keryx Biopharmaceuticals, Inc. (the “Company”) by a unanimous vote of the directors. Dr. Feczko has not been appointed to any committee of the Board.  A copy of the press release announcing the appointment of Dr. Feczko is furnished as Exhibit 99.1 hereto.

There are no arrangements or understandings between Dr. Feczko and any other person pursuant to which Dr. Feczko was appointed to the Board. No family relationships exist between Dr. Feczko and any of the Company’s directors or other executive officers. There are no transactions to which the Company is or was a participant and in which Dr. Feczko has a material interest subject to disclosure under Item 404(a) of Regulation S-K.  Pursuant to the Amended and Restated Directors Equity Compensation Plan under the Company's 2007 Long-Term Incentive Plan, Dr. Feczko received 50,000 stock options to purchase shares of the Company’s common stock on July 16, 2010. The exercise price of the options is $3.70, and the options will vest per the following schedule: one-third on July 16, 2011; one-third on July 16, 2012; and one-third on July 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: July 21, 2010

	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer